UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2013

SUPERIOR UNIFORM GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	001-5869	11-1385670
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

10055 Seminole Blvd. Seminole, Florida	33772
(Address of Principal Executive Offices)	(Zip Code)

(727) 397-9611

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2013, the Company learned that Kenneth Hooten had decided to not stand for re-election to the Board of Directors of the Company at the annual shareholders meeting scheduled for May 2, 2013. Mr. Hooten has chosen instead to focus his energy more closely on his responsibilities as a general partner of Concentric Equity Partners, a private equity firm he founded in 2003. Mr. Hooten has served on the Board since August 9, 2010.

“Ken has been an important resource to the Board and executive management. While his input will be missed, the Company is confident that it has in place the Board members necessary to continue the Company’s success. We wish Ken nothing but the best in his future endeavors and look forward to accepting his offer to provide informal advice to the Company after his tenure as director ends,” said Michael Benstock, Chief Executive Officer, and Sidney Kirschner, Chairperson of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR UNIFORM GROUP, INC.

By:	/s/ Andrew D. Demott, Jr.
Name: Andrew D. Demott, Jr. Title: Executive Vice President, Chief Financial Officer and Treasurer

Date: February 15, 2013